                                                                    EXHIBIT 10.2


                                     LEASE




     THIS LEASE made and entered into as of this 20th day of October, 1994, by and between LOUIS V. BUZZITTA and CATHERINE F. BUZZITTA, of Suite 602, 221 Michigan, N.E., Grand Rapids, Michigan 49503 ("Landlord"), and HUGHES PLASTICS, INC., a Michigan corporation, of 211 Kerth Street, P.O. Box 86, St. Joseph, Michigan 49085 ("Tenant").


                                  WITNESSETH:

     That Landlord, in consideration of Tenant's covenants and agreements herein contained, has demised and leased, and by these presents does demise and lease unto Tenant, the premises located at 211 Kerth Street, St. Joseph, Michigan 49085, legally described as set forth on attached Exhibit A, and all buildings and improvements located thereon, subject to restrictions, covenants, agreements and easements of record, all laws and ordinances, to be occupied by Tenant for any and all lawful purposes in connection with Tenant's business.

     This Lease replaces and supersedes any and all previous leases, and any amendments thereto, entered into between Landlord and Tenant with respect to the premises located at 211 Kerth Street, St. Joseph, Michigan 49085 prior to the date of this Lease.

     The parties hereto further mutually covenant and agree as follows:


                                   ARTICLE I

                                      TERM

     1.1 Term. This Lease shall be for a term of seven (7) years, from the date hereof. If Tenant requests construction of additional space pursuant to Section 2.4 below during the initial or renewal term, the length of the term of this lease shall be extended to seven (7) years from the date Tenant takes possession of the additional space. In the event that Tenant requests construction of the additional space during the initial term hereunder the renewal term as set forth in paragraph 1.3 below shall remain in effect.

     1.2 Occupancy. The Leased Premises shall be available to Tenant from and after the date hereof.

     1.3 Renewal. Tenant is hereby granted one (1) option to extend the term of this Lease for seven (7) additional years, exercisable in writing delivered to Landlord at least twelve (12) months prior to expiration of the Lease term.


                                   ARTICLE II

                                      RENT

     2.1 Rent. Tenant agrees to pay to Landlord, as rent for the Leased Premises, $21,000 per month in advance on the first day of each month.

     2.2 Late Payment. If any monthly payment due hereunder from Tenant is not received by Landlord within ten (10) days of the date due, Tenant shall pay to Landlord as a late charge the sum of One Hundred Dollars ($100) for each such monthly installment not paid within ten (10) days of its due date. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord for Tenant's default.

     2.3 Time for Payment. All rent shall be payable in advance on the first (1st) day of each and every month during the term of this Lease. If this Lease commences or terminates on a day other than the first (1st) day of the month, rent shall be prorated accordingly on the basis of a thirty (30) day month.

     2.4 Additional Space. At Tenant's request, Landlord shall construct, at Landlord's sole cost and expense, approximately 20,000 square feet of additional space which will be connected to the building currently located at the Leased Premises. The plans and specifications for such additional space shall be subject to Tenant's approval. Upon completion of such additional space and possession by Tenant, it will become subject to all of the terms of this Lease. Landlord and Tenant shall agree upon the rent for the additional space in writing prior to commencement of construction. The rent shall reflect the reasonable rental value of the additional space.


                                  ARTICLE III

                              USE OF THE PREMISES

     3.1 Use of the Premises. Tenant shall not use the Leased Premises or any part thereof for any purpose other than the conduct of its usual business without the prior written consent of the Landlord, which consent may be withheld for any reason whatsoever, nor for any use which would violate any of the other covenants, agreements, terms, provisions or conditions of this Lease nor, in any event, for any unlawful purposes or in any unlawful manner.

     3.2 Licenses. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall, at all times, comply with the terms and conditions of each such license or permit.


                                   ARTICLE IV

                       CARE OF THE PREMISES; ALTERATIONS

     4.1 Care of the Premises. Subject to the Landlord's responsibilities referenced in the last sentence of this paragraph, Tenant shall keep the Leased Premises and all improvements made thereto during the term hereof in good condition and repair, and shall yield and deliver up the same at the expiration of the term in as good condition as when taken, ordinary wear and tear excepted. Tenant shall also maintain all portions of the Leased Premises in a clean and orderly condition, free of dirt, rubbish and unlawful obstructions. All repairs shall be completed and maintenance performed in good workmanlikemanner, free and clear of all liens and encumbrances arising out of such work. Landlord shall, at its expense, keep in good condition and repair the general structure of the building, including, but not limited to, the roof, floors, walls (excluding glass), sidewalks and the exterior.

     4.2 Right of Entry. Landlord shall have the right, upon two (2) days' prior written notice to Tenant (or without any notice whatsoever in case of emergency), to enter upon the Leased Premises for the purpose of making any repairs thereto and performing any work thereon which may be necessary by reason of Tenant's failure to make any such repairs or perform any such maintenance work as provided herein after written notice thereof. Except in case of emergency, the privilege and right of entry shall be exercised at reasonable times and at reasonable hours without disruption to Tenant's business. Tenant shall pay the reasonable cost of any such repairs and maintenance work to Landlord upon demand therefor and upon submission of satisfactory evidence of Landlord's incurring of such costs, which sums shall be deemed additional rent hereunder. Except as provided in Article VII, Tenant shall not be entitled to any abatement of rent on account of work performed upon the Leased Premises.

     4.3 Alterations. Tenant, at its expense, may make changes and improvements to the Leased Premises, provided any such changes or improvements shall:

               (a) be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld;

               (b)        comply with all governmental requirements; and

               (c) be performed by a licensed contractor first approved by Landlord, which approval shall not be unreasonably withheld.


                                   ARTICLE V

                              UTILITIES AND TAXES

     5.1 Utilities. Tenant shall pay for utilities used in or about the Leased Premises, including, without limitation, gas, electricity, light, heat, power and water. Telephone or other communication services shall also be paid by Tenant. Tenant shall furnish to Landlord receipts or other satisfactory proof of payment of such charges upon demand by Landlord.

     5.2 Indemnification. Landlord shall not be liable and Tenant will hold harmless, indemnify and defend Landlord against any failure of water supply, electric current or other utility, for injury to persons, including death, or damage to property, or for interference with light or other easements, however caused, except if due to the negligent acts or omissions of Landlord (in its capacity as Landlord).

     5.3 Modification or Replacement. If the Leased Premises are required to be modified or replaced for any reason by any utility company or authorized agency, governmental or otherwise, then Tenant shall comply with the same at its own cost and shall hold Landlord harmless therefrom, except that Landlord will be responsible for any such required modifications or replacements which were requested or ordered prior to the date of this Lease.

     5.4 Taxes. Tenant shall pay all property (real and personal) taxes and the current portion of any special assessments when the same shall become due and payable from and after the commencement of this Lease through and including the last day of the term.


                                   ARTICLE VI

                                   INSURANCE

     6.1 Tenant's Insurance. Tenant shall, at its sole expense, during the term hereof, obtain and keep insurance in effect, insuring Tenant and Landlord in accordance with the following:

               (a) Fire and extended coverage insurance on all buildings and improvements on the Leased Premises in an amount not less than the full replacement cost adjusted annually with coverage against fire with standard extended coverage, vandalism and malicious mischief, sprinkler leakage (if applicable) and water damage, or in such other forms and amounts as reasonably required by Landlord; and

               (b) Public liability and property damage insurance including all activities and operations conducted by Tenant and any other person in the Leased Premises; such insurance shall be written on a comprehensive basis in an amount not less than $1,000,000 per injury and $1,000,000 per accident, or in such other forms and other amounts as reasonably required by Landlord.

     The policies referred to in subparagraphs (a) and (b) shall provide that the interest of Landlord shall not be invalidated because of any breach or violation of any warranties, representations, declarations or conditions contained in the policies and each of such policies shall contain a provision waiving any right for contribution by Landlord under any other insurance available to Landlord.

     Landlord hereby represents and warrants that the insurance policies existing prior to the execution of this Lease meet the requirements of this
Article VI.

     Tenant shall provide a certificate of such insurance coverage to Landlord, during the term hereof, upon request, provide additional certificates of such insurance coverage, each of which shall state that the coverage evidenced thereby will not expire or be cancelled except upon thirty (30) days prior written notice to Landlord.

     6.2 Indemnification. Tenant hereby covenants and agrees to indemnify and hold Landlord harmless from all loss, damage, liability and expense, including reasonable attorney's fees (through appellate and enforcement proceedings), resulting from injury to person or any loss of or damage to any property caused by or resulting from any act, omission or negligence of Tenant or any officer, employee, agent, contractor, invitee or visitor of Tenant in and about the Leased Premises or the buildings or improvements located thereon, except to the extent any loss, damage, liability or expense results from the negligent actions or omissions of Landlord (in its capacity as Landlord) or any officer, employee, agent, contractor, invitee or visitor of Landlord. Landlord shall not be liable for any loss or damage to person or property sustained by Tenant or any other person which may be caused by the condition of the Leased Premises or the buildings or improvements located thereon or any visitor, agent, employee, invitee or licensee in or about the same. Landlord shall not be liable for any loss or damage to person or property of Tenant or of others located at the Leased Premises by theft or otherwise or resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing work or from the roof, street or subsurface or from any other place or by dampness or for any cause whatsoever.

     6.3 Waiver of Subrogation. Landlord and Tenant each hereby waive, as to the other, all right of recovery which one might otherwise have against the other, and its agents, employees, invitees, guests or licensees, for any loss or damage to any property or for any personal injury which is covered by a policy or policies of insurance, notwithstanding that such loss or damage may result from the negligence or fault of the non-insured party, or its agents, employees, invitees, guests or licensees. Any deductible amount included in such policy or policies shall be treated as though it were recoverable under the policy or policies. Landlord and Tenant shall each cause their insurance underwriters to include waiver of subrogation endorsements in all insurance policies underwritten with respect to this Lease, the Leased Premises or the buildings and improvements thereon.


                                  ARTICLE VII

                            DAMAGE AND CONDEMNATION

     7.1 Damage. If the Leased Premises or any part thereof shall be damaged by fire or other casualty, subject to the terms hereof, Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage to the condition in which the Leased Premises were delivered by Landlord to Tenant, and if the Leased Premises, or any part thereof, shall be rendered untenantable by reason of such damage, rent hereunder, or an amount thereof apportioned according to the area of the Leased Premises so rendered untenantable, if less than the entire Leased Premises, shall be abated for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid; provided, however, that if Landlord or any mortgagee of the Leased Premises (and buildings and improvements) shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the consequential damages of Landlord resulting from such delay shall be paid by Tenant and there shall be
no abatement of rent.   Landlord shall not be liable for any inconvenience or
annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Landlord will not carry insurance of any kind on Tenant's furniture or on any fixtures or equipment removable by Tenant under the provisions of this Lease, nor on any improvement, alteration or betterment made by Tenant to the Leased Premises, and Landlord shall not be obligated to repair any damage thereto or to replace the same. Notwithstanding the foregoing, in case the Leased Premises shall be so damaged by such fire or other casualty that substantial alteration or reconstruction of the building shall be required, then Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. Notwithstanding any term or provision hereof to the contrary, Landlord shall not be liable for any damages to Tenant for delays in commencing or completing repairs to the Leased Premises after fire or other casualty resulting from adjustment of insurance claims, governmental requirements or any cause beyond Landlord's reasonable control.

     7.2 Condemnation. In the event of the taking or condemnation for any reason by any public or quasi-public authority, entity or corporation having the power of eminent domain, the following shall apply:

               (a) If the entire Leased Premises is taken or condemned, this Lease shall terminate effective as of the date of taking.

               (b) If a portion of the Leased Premises is taken or condemned and the remainder is, in Tenant's opinion, not economically usable by Tenant, Tenant shall notify Landlord of the termination of this Lease effective as of the date of taking.

               (c) If a portion of the Leased Premises is taken or condemned and the remainder is, in Tenant's opinion, economically usable by Tenant, this Lease shall terminate as to the portion taken, effective as of the date of taking, and continue as to the remainder. Landlord shall, to the extent reasonable, using only the award from such condemnation proceedings, repair and restore the remainder to its condition as of the date of taking. Tenant's rent hereunder shall be reduced by the ratio of the area taken to the area of the Leased Premises prior to the taking. Any prepaid rent shall be applied against subsequent rental due.

     All damages awarded for any taking under the power of condemnation shall belong to and be the property of Landlord whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises; provided, however, that Landlord shall not be entitled to any portion of the award specifically designated as compensation made to Tenant for removal and reinstallation of Tenant's movable trade fixtures, moving expenses or value of Tenant's lost profits.

                                  ARTICLE VIII

                                    DEFAULT

     8.1 Events of Default; Remedies. The occurrence of any of the following is hereinafter referred to as "Event of Default":

               (a) The failure, neglect or refusal of Tenant to pay any installment of rent or to pay any other moneys, payments or additional charges payable by Tenant when and as the same shall become due and payable under the terms of this Lease, if any such default shall continue for a period of more than fifteen (15) days after written notice of such default;

               (b) The failure, neglect or refusal of Tenant to keep and perform any of the other terms, covenants, conditions, stipulations, obligations or agreements contained in this Lease covenanted and agreed to be kept and performed by Tenant, if any such default shall continue for a period of more than thirty (30) days after written notice of such default; or

               (c) Tenant becoming bankrupt or insolvent, or filing any debtor proceedings, or taking or having taken against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant making an assignment for the benefit of creditors, or petitioning for or entering into an arrangement, or Tenant suffering any lien, levy or encumbrance to be filed against the Leased Premises, or if this Lease be taken under any writ of execution.

     8.2 Remedies On Default. Upon the occurrence of an Event of Default, Landlord may exercise any or all of the following remedies, in addition to any other remedy now or subsequently permitted by law:

               (a) Right of Re-Entry. Except as otherwise required by provisions of Michigan law which cannot be waived, Tenant does hereby authorize and fully empower Landlord or Landlord's agents to reenter and take possession of the Leased Premises without any previous notice of intention to re-enter or resort to legal process and to remove all persons and property from the Leased Premises, and to use such force and assistance in effecting and perfecting such removal of said persons and property as may be necessary or advisable to recover exclusive possession of all of the Leased Premises, whether in the possession of Tenant or of third persons or otherwise, without being deemed guilty in any manner of trespass, without becoming liable for any loss or damage occasioned thereby, and without prejudice to any remedies which might otherwise be available to Landlord. No reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord or unless the termination thereof be decreed by a court of competent jurisdiction.

               (b) Right to Relet. Should Landlord elect to reenter and take possession as herein provided, or should Landlord reenter or take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may either terminate this Lease or Landlord may continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect rent from Tenant when due. During the period Tenant is in default, Landlord may relet the Leased Premises or any part of the Leased Premises to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Leased Premises or any part of the Leased Premises, including, without limitation, brokers' commissions, reasonable attorneys' fees (through appellate and enforcement or collection proceedings), expenses of repairs and remodeling the Leased Premises as may be necessary in Landlord's judgment to relet the Leased Premises, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion shall deem advisable.
     Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting.

               If Landlord elects to relet the Leased Premises as provided in this subsection, rent that Landlord receives from reletting shall be applied to the payment of: first, any indebtedness from Tenant to Landlord other than rent due from Tenant, including all damages sustained by Landlord as a result of the Event(s) of Default; second, all costs, including for maintenance, incurred by Landlord in reletting; and, third, rent due and unpaid under this Lease. After such application of the rent received from reletting, any sum remaining from the rent Landlord receives from reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Landlord reserves the right to bring any action or legal proceeding for the recovery of any deficits remaining unpaid as Landlord may deem favorable, from time to time, without being obliged to wait until the end of the term hereof, or for the final determination of Tenant's account. No such reletting of the Leased Premises by Landlord and no other act by Landlord allowed by this subsection shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord or unless the termination hereof be decreed by a court of competent jurisdiction.

               (c) Right to Terminate. Landlord may, at any time after reentry and/or reletting, elect to terminate this Lease for the Event of Default giving rise to such reentry and/or reletting, or, absent such reentry or reletting without termination, may terminate this Lease at anytime when there is an Event(s) of Default. No act by Landlord other than giving written notice of termination to Tenant shall terminate this Lease. Reentry, acts of maintenance, efforts to relet or reletting the Leased Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interests under this Lease shall not constitute a termination of this Lease. On termination of this Lease, Landlord has the right to recover from Tenant:

                          (i) The unpaid rent, additional rent, and other charges that were payable at the time of termination of this Lease, together with interest thereon from the date due at the lesser of the highest rate permitted by law or fifteen percent (15%) per annum;

                          (ii) The amount by which the unpaid rent, additional rent and other charges that would have been payable after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, together with interest on such difference as it accrued at two percent (2%) over NBD Bank, N.A.'s applicable prime rate of interest which is from time to time in effect;

                          (iii) The present value, at the time of the award, of the amount by which the unpaid rent, additional rent and other charges for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, with such present value to be computed by discounting such difference at the lesser of fifteen percent (15%) per annum or the discount rate of the Federal Reserve Bank of Chicago at the time of the award; and

                          (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

         8.3 Removal of Property. Should Landlord elect to reenter and take possession as herein provided, or should Landlord reenter and take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may remove all personal property from the Leased Premises and store such property, without liability for loss or damage, such storage to be for the account and at the expense of Tenant. In the event that Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its option, sell, or permit to be sold, any or all of such property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and shall apply the proceeds of such sale: first to the costs and expenses of such sale, including reasonable attorneys' fees (through appellate and enforcement or collection proceedings); second to the payment of the costs for storing such property; third to the payment of any other money which may then be or thereafter become due Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

         8.4 No Release. Landlord shall in no event, whether or not Landlord has re-entered or taken possession of the Leased Premises and whether or not this Lease has been terminated, be obligated to or be responsible in any way whatsoever for failure to relet the Leased Premises, or in the event that the Leased Premises are relet, for failure to collect the rent thereof under such reletting. The failure of Landlord to relet the Leased Premises or any part thereof shall not release or affect Tenant's liability for rent or damages.

         8.5 Cure. Landlord, at any time after Tenant commits a default, can cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at two percent (2%) over NBD Bank, N.A.'s applicable prime rate of interest which is from time to time in effect from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest, shall be additional rent.

         8.6 Remedies Cumulative. All rights and remedies of Landlord and Tenant under this Lease are cumulative and none shall exclude any other rights or remedies provided by law, specifically including, but not limited to, summary proceedings pursuant to MCLA 600.5701, et seq.


                                   ARTICLE IX

                           ACCESS TO LEASED PREMISES

         9.1 Access. Landlord and Landlord's authorized representatives shall have the right to enter upon the Leased Premises at all reasonable hours for the purpose of inspecting the same and, for the period of twelve (12) months prior to termination of this Lease, for the purpose of reletting the Leased Premises; provided, however, Landlord will not unreasonably interfere with Tenant's business when exercising such right of access to the Leased Premises.


                                   ARTICLE X

                                  HOLDING OVER

         10.1 Holding Over. It is hereby agreed that, in the event Tenant holds over after the termination of the term of this Lease, the tenancy shall be from month-to-month in the absence of a written agreement to the contrary.


                                   ARTICLE XI

                              FINANCIAL STATEMENTS

         11.1 Financial Statements. Tenant shall submit a financial statement to any proposed financier or purchaser, upon request, if Landlord is required to have said statement for financing or sale of the Leased Premises, said statement to be held confidential by any financier or proposed purchaser.


                                  ARTICLE XII

                                MECHANICS LIENS

         12.1 Mechanics Lien. Tenant shall not create or permit to be created nor allow to remain, and will promptly discharge, at its sole cost and expense, any lien, encumbrance or charge upon the Leased Premises or any part thereof, except such as are created by Landlord or Landlord's mortgagee(s).


                                  ARTICLE XIII

                           ASSIGNMENT AND SUBLETTING

         13.1 Assignment and Subletting. Tenant shall not, without Landlord's prior written consent, which consent will not be unreasonably withheld, have the right to sublease the Leased Premises or assign its rights under this Lease. Notwithstanding any such sublease or assignment, Tenant and all assignees and sublessees shall remain liable for the performance of all of Tenant's obligations contained in this Lease. Any assignee or sublessee will be required to execute an instrument in writing assuming, along with Tenant and jointly and severally, all of Tenant's obligations and liabilities to Landlord.

         13.2 Sale or Transfer. If the Leased Premises is sold or transferred, Landlord shall be automatically and entirely released from all of its covenants and obligations under this Lease from and after the date of such conveyance or transfer. The new owner or transferee shall assume all of Landlord's obligations to Tenant under this Lease. Tenant agrees to recognize and attorn to such new owner or transferee as Landlord.


                                  ARTICLE XIV

                               ESTOPPEL AGREEMENT

         14.1 Estoppel Agreement. Tenant shall, without charge and at any time and from time to time, within ten (10) days after request by the Landlord, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of any mortgagee or purchaser, or any proposed mortgagee, proposed assignee or proposed purchaser, or any other person, firm or corporation specified by Landlord:

                 (a) That this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications);

                 (b) Whether or not there are then existing, to the best of its knowledge, any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same); and

                 (c) The dates, if any, to which the rental(s) and other charges hereunder have been paid in advance.


                                   ARTICLE XV

                       NON-LIABILITY AND INDEMNIFICATION

         15.1 Non-Liability. Neither Landlord nor its agents shall be liable for any injury or damage to persons or the property of Tenant, its agents, employees, visitors, invitees or licensees in, upon or about the Leased Premises, except to the extent that such injury or damage results from the negligence of Landlord (in its capacity as Landlord).

         15.2 Indemnification. Tenant hereby holds harmless, indemnifies and agrees to defend Landlord and its agents against any and all liability, damages, expenses, fees, penalties, causes of action, suits, costs, legal fees, claims or judgments arising from injury to persons or property occasioned by any act or acts, omission or omissions of Tenant, its agents, servants, contractors, employees, visitors, invitees or licensees, occurring in, upon or about the Leased Premises.

         15.3 Recourse Against Landlord. In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default or if more than thirty
(30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice, then in that event, Landlord shall be responsible to Tenant for any and all damages sustained by Tenant as a result of Landlord's breach.


                                  ARTICLE XVI

                             SURRENDER OF PREMISES

         16.1 Surrender. Upon the expiration or other termination of this Lease, Tenant shall immediately surrender possession of the Leased Premises to Landlord, in broom-clean condition, together with all improvements or additions in or to the Leased Premises, by whomsoever made, in the condition as received, or first installed, ordinary wear and tear excepted.

         16.2 Fixtures. All trade fixtures, improvements and light fixtures installed by Tenant in connection with the business conducted by it on the Leased Premises shall remain the property of Tenant and may be removed by it during or at the expiration of this Lease; provided, however, that Tenant is not in default under any of the provisions of this Lease. Any damage caused by such removal is to be repaired by Tenant if so required by Landlord.

         16.3 Removable Personal Property. Upon expiration of this Lease, Tenant, at its expense, shall remove all moveable office furnishings and equipment installed by Tenant at its expense. Tenant agrees that it will pay the cost of repairing any damage to the Leased Premises or to the buildings thereon arising from the removal of any property which it is permitted or obligated to remove from the Leased Premises. Any property left on the Leased Premises after the expiration of this Lease shall be deemed conclusively to have been abandoned and to be the property of Landlord to dispose of as Landlord deems most expedient.

         16.4 Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from and against any loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant.


                                  ARTICLE XVII

                     SUBORDINATION TO MORTGAGES; ATTORNMENT

         17.1 Subordination. This Lease is and shall be subject and subordinate to any mortgage or mortgages now in force or which shall at any time hereafter be placed upon the Leased Premises or the buildings thereon, and to each and every advance heretofore or hereafter made under and pursuant to any such mortgage(s). Tenant agrees that it will, upon demand and without charge, execute and deliver such instruments as shall be required by any mortgagee or proposed mortgagee to confirm or to effect more fully subordination of this Lease to the lien of any such mortgage or mortgages. Notwithstanding such subordination, Tenant's right to quiet enjoyment of the Leased Premises shall not be disturbed if Tenant is not in default hereunder and so long as Tenant shall pay the rent, additional rent and any other charges and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

         17.2 Attornment. In the event of any sale of the Leased Premises or in the event any proceedings are brought for the foreclosure of, or in the event of conveyance by deed in lieu of foreclosure of, or in the event of any exercise of the power of sale under, any mortgage made by Landlord with respect to the Leased Premises, Tenant hereby agrees to attorn to, and agrees to execute instruments reasonably satisfactory to, the new owner, whereby Tenant attorns to such new owner and recognizes such new owner as Landlord under this Lease.


                                 ARTICLE XVIII

                                QUIET ENJOYMENT

         18.1 Quiet Enjoyment. Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease or to any mortgage to which this Lease is subject and subordinate.

                                  ARTICLE XIX

                   ENVIRONMENTAL REPRESENTATIONS; COVENANTS;
                         WARRANTIES AND INDEMNIFICATION

         19.1 Hazardous Substance. Hazardous Substances include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et. seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et. seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local governmental law, ordinance, rule or regulation.

         19.2 Warranties. The provisions of this Article shall be in addition to any and all other obligations and liabilities Tenant may have to Landlord hereunder, and in common law, and shall survive after termination of this Lease.

         Tenant shall not cause or permit any Hazardous Substances to be released, brought upon, stored, produced, emitted, disposed of or used upon, about or beneath the Premises by Tenant, its agents, employees, contractors or invitees.

         19.3 Indemnification. Tenant shall indemnify, defend and hold Landlord, and its employees, agents, officers and directors, harmless from and against any and all cost, loss, liability, damage and expense, including costs associated with administrative and judicial proceedings and attorneys' and consultants' fees, ever suffered or incurred by Landlord on account of (i) the presence upon, about or beneath the Premises of any Hazardous Substances or of any chemical substance requiring remediation under any federal, state or local statute, regulation, ordinance or policy; (ii) the breach of any of the provisions of this Lease; or (iii) necessary for Landlord to make full economic use of the Premises, or otherwise required under this Lease.

         Notwithstanding any other obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision or necessary for Landlord to make full economic use of the Premises, which requirements or necessity arise from the presence upon, about or beneath the Premises of any Hazardous Substances. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any remedial investigation and feasibility studies or reports and the performance of any cleanup, remediation, removal or restoration work. Tenant shall take all actions necessary to restore the

Premises, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies. Tenant shall nevertheless obtain Landlord's approval prior to undertaking any activities required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any other property or business owned or operated by Landlord.

         Tenant agrees to promptly provide Landlord with a copy of any letter, inquiry, demand or complaint received by Tenant from any state or federal agency, authority or other third party regarding the release or threatened release of Hazardous Substances on, into, upon or from the Premises. Tenant agrees to provide Landlord with copies of any notifications of releases of Hazardous Substances which are given by or on behalf of Tenant to any federal, state or local agencies or authorizes with respect to the Premises. Such copies shall be sent to Landlord concurrently with their being mailed or delivered to the governmental agencies or authorities.

         Tenant shall conduct and complete all investigations, including a comprehensive environmental audit, studies, sampling and testing, and all remedial, removal and any other actions necessary to clean up and remove all Hazardous Substances on, under, from or affecting the Premises as required by all applicable Federal, state and local laws, ordinances, rules, regulations and policies to the satisfaction of Landlord, and in accordance with the orders and directives of all Federal, state and local governmental authorities.


                                   ARTICLE XX

                               OPTION TO PURCHASE

         20.1 Granting of Option and Price. So long as Tenant shall not be in material default hereunder, Tenant shall have the option to purchase the Leased Premises from Landlord at any time during the initial or renewal term hereof in accordance with the terms and conditions of the purchase agreement attached as Exhibit B to this Lease. The purchase price during the initial term shall be Two Million Dollars ($2,000,000) if the additional space has not been constructed pursuant to paragraph 2.4 above and Two Million Dollars plus the actual cost incurred by Landlord in constructing the additional space if the additional space has been constructed pursuant to paragraph 2.4 above. The purchase price during the renewal term shall be Two Million Three Hundred Thousand Dollars ($2,300,000) if the additional space has not been constructed pursuant to paragraph 2.4 above and Two Million Three Hundred Thousand Dollars plus the actual cost incurred by Landlord in constructing the additional space if the additional space has been constructed pursuant to paragraph 2.4 above.

         20.2 Exercise of Option and Closing. The election of Tenant to exercise this option must be evidenced by a written notice delivered to Landlord. If Tenant exercises the option, Landlord shall deliver to Tenant a current title insurance policy showing title to be merchantable, free and clear of all liens, easements and encumbrances except such as are in existence as of the date of this Lease. Transfer of title by Landlord to Tenant shall be effected by warranty deed conveying merchantable title. The closing shall be held within sixty (60) days after the exercise of the option, after which this option shall be deemed to have expired.


                                  ARTICLE XXI

                                 MISCELLANEOUS

         21.1 Notices. All notices permitted or required hereunder shall be in writing and either by mail or personal delivery. If by mail, notice shall be deposited in the United States mails, postage prepaid, registered or certified mail, return receipt requested, and addressed to the party to whom notice is directed. If by personal delivery, notice shall be personally delivered to the party to whom notice is directed. Notice shall be deemed effective on the date postmarked, if by mail, or on the date of delivery, if personally delivered.

         21.2 Severability. The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of any remaining provisions and this Lease shall be construed in all respects as if any invalid or unenforceable provision were omitted.

         21.3 Waiver. No term, condition, covenant or provision contained in this Lease may be waived except in a writing signed by the waiving party.
No oral statements, course of conduct or course of dealing shall be deemed a waiver. No waiver by any party hereto of any violation or breach of this Lease shall be deemed or construed to constitute a waiver of any other violation or breach, or as a continuing waiver of any violation or breach.

         21.4 Applicable Law. This Lease shall be interpreted, construed and governed according to the laws of the State of Michigan.

         21.5 Captions. The captions or headings to the various paragraphs contained in this Lease are for convenience only and shall to no extent affect the meaning, scope or interpretation hereof.

         21.6 Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

         21.7 Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties hereto as well as their respective heirs, devisees, executors, administrators, personal representatives, successors and assigns.

         21.8 Merger and Modification. Except for the Stock Purchase Agreement, dated October 13, 1994 among Larizza Industries, Inc., an Ohio corporation or its appointed subsidiary, Diane M. Buzzitta, Louis V. Buzzitta, Joseph T. Buzzitta, James V. Buzzitta, LVB Industries, Inc., a Michigan corporation and Tenant, and any other document or agreement referenced therein, this constitutes the entire agreement between the parties with respect to the subject matter hereof and any prior discussions, negotiations and agreements between the parties are merged herein. No amendment or modification of this Lease shall be enforceable except if in writing and signed by the party against whom enforcement is sought. Notwithstanding any term or provision in this Lease to the contrary,

                 (i) the representations, warranties, covenants and indemnifications of and by the Landlord and the other Sellers contained in the Stock Purchase Agreement are incorporated into this Lease and shall continue to be binding upon the Landlord and the other Sellers, jointly and severally, after the execution of this Lease;

                 (ii) to the extent that there is any conflict, difference or inconsistency between the terms of this Lease and the terms of Stock Purchase Agreement, then the terms of the Stock Purchase Agreement shall govern and control the rights and liabilities of the Landlord and Tenant; and

                 (iii) if any breach by the Tenant of any representation, warranty, covenant or indemnification under this Lease is caused by, arises from, or is related to, any breach by the Landlord or any other Seller of the terms of the Stock Purchase Agreement, the Tenant shall have no liability or obligation with respect to such breached representation, warranty, covenant or indemnification under this Lease, and the Landlord and the other Sellers shall be jointly and severally liable to Tenant with respect to such breach in accordance with the terms of the Stock Purchase Agreement.

         21.9 Payments Due on Sundays and Holidays. In any case where a payment is due under the terms of this Lease on a Sunday or a legal holiday, payment need not be made on such date but must be made on the next succeeding business day which is not a Sunday or legal holiday.

         21.10 Cumulative Remedies. The remedies provided in this Lease for the benefit of Landlord and Tenant shall be cumulative.

         21.11 Attorneys Fees and Costs. In the event of litigation for breach or alleged breach of this Lease by either party, the prevailing party shall be entitled to recover its reasonable attorneys fees and costs through all appellate and enforcement or collection proceedings. [The signatures are contained on the following page 20.]

         The parties hereto have executed this Lease as of the day and year first written above.



                                        LANDLORD:

                                        /s/ LOUIS V. BUZZITTA
                                        Louis V. Buzzitta


                                        /s/ CATHERINE F. BUZZITTA
                                        Catherine F. Buzzitta

                                        TENANT:

                                        HUGHES PLASTICS, INC.,
                                        a Michigan corporation


                                        By:  /s/ TERENCE C. SEIKEL
                                        Its:  CFO

                                   EXHIBIT A

                               Legal Description


         Lot 19, Assessor's Plat No. 1, City of St. Joseph, Berrien County, Michigan, according to the plat thereof recorded October 18, 1973, in Volume 22 of Plats, Page 34, Berrien County, Michigan Records.

                                   Exhibit B


                                   AGREEMENT

                                       OF

                               PURCHASE AND SALE


      THIS AGREEMENT made this _______ day of _________, _____, by and between
(i) LOUIS V. BUZZITTA and CATHERINE F. BUZZITTA, his wife (jointly, "Seller"), with offices at Suite 602, 221 Michigan N.E., Grand Rapids, Michigan 49503; and (ii) LARIZZA INDUSTRIES, INC., an Ohio corporation or its designated subsidiary ("Purchaser"), with offices at 201 W. Big Beaver, Suite 1040, Troy, Michigan 48084.


                               R E C I T A L S :

      A. Seller is the owner of certain real estate and a manufacturing and office facility situated thereon located in Berrien County, Michigan, legally described as set forth in Exhibit A, together with all tenements, easements, hereditaments, privileges and appurtenances appertaining thereto, and all items set forth in Article I hereof.

      B. Seller has agreed to sell and Purchaser has agreed to purchase the Property (as defined below) in accordance with the terms and conditions set forth herein.

      ACCORDINGLY, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller and Purchaser do hereby mutually covenant and agree as follows:

                                   ARTICLE I

                                    PROPERTY

      As used herein, the term "Property" shall be deemed to include Seller's entire right, title and interest in and to:

      1.1 the real estate described in attached Exhibit A (the "Land"), together with all easements, air, mineral, oil and gas rights, all tenements, hereditaments, privileges and appurtenances thereto belonging or in any way appertaining thereto;

      1.2 all buildings and other improvements situated upon the Land (and, together with the Land, sometimes referred to herein as the "Real Estate");

      1.3 all fixtures, equipment, furniture, supplies and other tangible personal property of every kind and nature owned by Seller, located on or about the Real Estate or used or useable in conjunction with the acquisition, development, financing, leasing, maintenance and/or operation of the Real Estate, including, but not limited to, all heating, lighting, plumbing, electrical, air-conditioning, telephone, air filtration and treatment fixtures and equipment, hot water heaters, security, television and cable equipment, carpeting, furnaces, heating controls, motors, boiler pressure systems and equipment, rest room fixtures, appliances, shelving, partitioning, ventilators, incinerators, disposals, fire sprinkling system equipment, office equipment and furniture, landscaping, maintenance and snow removal equipment and other supplies and disposables, if any. A list of certain of such fixtures, equipment, and personalty to be conveyed is attached hereto as Exhibit B and is made a part hereof;

      1.4 all right, title and interest of Seller in and to adjacent streets, roads, alleys, or rights of way in any land lying in the bed of any street, road or avenue, open or proposed, at the foot of or adjoining the Real Estate to the center line thereof;

      1.5 any intangible personal property located on or about or arising out of the ownership of the Property;

      1.6 any pending or future award made in condemnation or to be made in lieu thereof, and any unpaid award for damage to the Real Estate;

      1.7 the use of appurtenant easements, whether or not of record, strips and rights-of-way abutting, adjacent, contiguous, or adjoining the Real Estate;

      1.8 all licenses, permits and franchises issued by any Federal, state or local authorities, relating to the development, use, maintenance or operation of the Property;

      1.9 all architectural and construction plans, specifications and drawings relating to the construction of any improvements on the Real Estate and all unexpired claims, warranties, guaranties and sureties received by Seller in connection with the construction, improvement, equipment or repair of or on the Property;

      1.10 all logos, art work, signs, brochures, artists renderings and other descriptive or promotional materials concerning the Property; and

      1.11 all contracts relating to the Property, all of which are described in attached Exhibit C (the "Contracts").

                                   ARTICLE II

                       PURCHASE AND SALE; PURCHASE PRICE

      Subject to the terms and conditions herein contained, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property. The total purchase price for the Property ("Purchase Price") shall be determined as follows:

             (a) if Purchaser exercises its option to purchase the Property during the Initial Term (as such term is defined in that certain Lease dated October __, 1994 between Seller, as lessor, and Purchaser, as tenant [the "Lease"]), the Purchase Price shall be the sum of (i) Two Million ($2,000,000) Dollars plus (ii) the out of pocket costs incurred by Seller in constructing the additional space within the Property in accordance with the provisions of the Lease; and

             (b) if Purchaser exercises its option to purchase the Property during the Renewal Term, as such term is defined in the Lease, the Purchase Price shall be the sum of (i) Two Million Three Hundred Thousand ($2,300,000) Dollars plus (ii) the out of pocket cost incurred by Seller in constructing the additional space within the Property in accordance with the provisions of the Lease.

The Purchase Price shall be paid at closing in cash, cashier's check, or wire transfer of immediately available federal funds, plus or minus the closing adjustments and prorations set forth herein.


                                  ARTICLE III

                                    CLOSING

      3.1 Consummation of the transactions described in this Agreement ("Closing") shall take place on such date ("Closing Date") as is ninety (90) days from the Effective Date (or such earlier date as may be designated in writing by Purchaser to Seller), unless extended pursuant to another provision of this Agreement. If the Closing Date identified in the previous sentence is a Saturday, Sunday or legal holiday, then Closing shall occur on the next immediately following business day. Closing shall be held at 10:00 a.m., local time, at the offices of Purchaser's attorney, Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226, or at such other time as may be mutually agreeable to the parties.

      3.2 At the time and place of Closing, all of the closing items described in Article IX, including all closing proceeds, shall be tendered to the Title Company. The Title Company shall be authorized to consummate the closing of the transaction contemplated hereunder at such time as the applicable documents have been delivered to the Title Company and it is prepared to issue the owner's policy of title insurance in accordance with the provisions of Section 5.1 (a) below.

                                   ARTICLE IV

                               CONDUCT OF SELLER

      Seller agrees that from the date of this Agreement to the Closing Date, Seller shall:

             (a) Refrain from transferring any of the Property or creating on the Property any easements, liens, mortgages, encumbrances or other interests which would affect the Property or Seller's ability to comply with the terms of this Agreement;

             (b) Refrain from entering into any contracts or other commitments regarding the Property without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; and

             (c) Pay and perform all of its obligations under any mortgage loan secured by the Property.


                                   ARTICLE V

                                TITLE AND SURVEY

      5.1 As evidence of title, Seller agrees, at Seller's sole cost and expense, to furnish to Purchaser, as soon as possible, but in no event later than fifteen (15) days following the Effective Date:

             (a) A current commitment ("Commitment") from a title insurance company approved by Purchaser (the "Title Company") to issue to Purchaser, at Closing, its ALTA Form B Owner's title insurance policy, without standard exceptions, and containing such endorsements as Purchaser (or a prudent lender) may require, in the amount of the Purchase Price, insuring title to the Property to be in good and marketable condition, free and clear of any liens, encumbrances or exceptions other than the Permitted Exceptions (defined below); and

             (b) A current survey of the Property acceptable to Purchaser, prepared by a registered land surveyor or engineer in the State of Michigan satisfactory to Purchaser, certified to Seller, Purchaser, the Title Company and Purchaser's lender (if any), and prepared in accordance with the minimum standard detail requirements for land title surveys established in 1986 as the Standard Detail Requirements of the American Land Title Association and the American Congress on Surveying and Mapping. Such survey shall contain such additional information and certifications as Purchaser or the Title Company shall require. The survey shall have all corners staked and shall set forth all improvements and easements existing on the Property as of the date of this Agreement.

      Such survey shall not disclose any encroachments, gaps, overlays or boundary disputes. The legal description of the Property set forth in the Commitment shall conform exactly to the legal description set forth in such survey.

      For purposes hereof, "Permitted Exceptions" shall mean those matters to which the title to the Property shall be subject upon Seller's conveyance thereof to Purchaser and which matters shall include only (i) such easements and restrictions of record and applicable zoning ordinances as will not, in Purchaser's sole judgment, interfere with the use of the Property as a manufacturing and office facility; (ii) property taxes for the year in which the Closing Date shall occur; and (iii) such other matters of which Purchaser may approve in its discretion upon examining the Commitment.


      5.2 Purchaser shall notify Seller within fifteen (15) days after the date of receipt of (i) the Commitment and all legible copies of all underlying documents disclosed in the Commitment as exceptions (including a copy of the recorded plat and tax maps of the Property) and (ii) the survey, that the title is not in the condition required for performance hereunder, or that the terms of Section 5.1 have not been satisfied. Seller shall have fifteen (15) days from the time that it is notified of the particular defect claimed to provide Purchaser with a revised title commitment evidencing that such defect has been remedied and/or insured over in a manner satisfactory to Purchaser, or a revised survey, as the case may be. If Seller is unable to obtain such revised title commitment or revised survey within said fifteen (15) day period, Purchaser shall have the option (i) to proceed with this transaction, in which event the warranty deed covering the Property will be executed and delivered subject to any such defects (provided, however, that in the event any of such defects result from liens or encumbrances having liquidated amounts which Seller is not actively contesting through judicial or other similar proceedings, Purchaser may, at its option, pay such amounts at any time prior to the Closing Date and shall receive full credit for such payment(s) against the Purchase Price) or (ii) to cancel this Agreement and be released of any and all liability hereunder.


                                   ARTICLE VI

                              SELLER'S WARRANTIES

      Each of the representations, warranties, covenants and indemnifications set forth in the Stock Purchase Agreement dated October 13, 1994 among LVB Industries, Inc., Seller, Hughes Plastics, Inc. and Purchaser ("Stock Purchase Agreement") is hereby incorporated herein by reference, effective as of the Effective Date. Seller acknowledges that Purchaser has relied and shall continue to rely on such representations, warranties, covenants and indemnifications in connection with the consummation of the transactions described herein. Such representations, warranties and covenants shall continue to be true, complete and correct as of the date of Closing and shall survive the Closing and the delivery of the Closing Documents. Notwithstanding the foregoing, the provisions in the Stock Purchase Agreement which limit the survival of such representations, warranties, covenants and indemnifications to five years after the closing of the Stock Purchase Agreement shall continue to be operative and binding on Seller and Purchaser under this Agreement.


                                  ARTICLE VII

                                    DEFAULTS

      In the event of default by either party hereunder prior to or on the Closing Date, the non-defaulting party may, at its option (i) cancel this Agreement, (ii) specifically enforce the terms and conditions of this Agreement or (iii) exercise any other right or remedy, all of which rights and remedies shall be cumulative.


                                  ARTICLE VIII

                        CONDITIONS PRECEDENT TO CLOSING

      Anything contained in this Agreement to the contrary notwithstanding, Purchaser shall have no obligation to consummate this transaction unless the conditions set forth in this Article VIII shall have either been satisfied or waived by Purchaser in writing. If not satisfied or waived by the Closing Date, the Closing Date may, at Purchaser's option, be extended for an additional 20 days in order that the conditions may be satisfied. In the event Seller fails to satisfy such conditions by the Closing Date, as extended, and Purchaser fails to waive an unsatisfied condition, then Purchaser shall have no obligation to consummate the sale. Such conditions are as follows:

             (a) All representations, warranties and covenants of Seller hereunder shall be true and correct on the Closing Date;

             (b) At Closing, the Title Company shall be prepared to issue an owner's title insurance policy conforming to the requirements of Section 5.1(a) above;

             (c) Between the date of this Agreement and the Closing Date, there shall have been no intervening destruction, damage to, or proposed or actual condemnation of, the Property or any portion thereof;

             (d) Seller shall have performed all of its other obligations under this Agreement; and

             (e) Seller shall not have become insolvent or filed any petition or permitted the initiation of any judicial or other proceeding for protection from creditors, bankruptcy, arrangement, reorganization, compensation or liquidation under the laws of the United States, any state or any other jurisdiction.

      In the event any of the conditions set forth in items (a), (b), (d) or
(e) above shall fail, such failure shall be treated as a default by Seller hereunder and shall entitle Purchaser to exercise its rights and remedies pursuant to Article VII hereof.


                                   ARTICLE IX

                               CLOSING DOCUMENTS

      At Closing, Seller shall execute and deliver to Purchaser (as required) and Purchaser shall execute and deliver to Seller (as required) the following:

      9.1 Seller shall deliver to Purchaser a good and sufficient warranty deed conveying fee simple, marketable title to the Property to Purchaser, subject only to the Permitted Exceptions, in form acceptable to Purchaser.

      9.2 Seller shall execute and deliver to Purchaser an assignment of the Contracts which Purchaser has elected to accept assignment of and the originally executed Contracts. Seller shall indemnify and hold Purchaser harmless from any liability which shall have accrued under the Contracts prior to the Closing Date and Purchaser shall indemnify and hold Seller harmless from any liability which shall accrue under the Contracts accepted by Purchaser on or after the Closing Date.

      9.3 Seller shall execute and deliver to Purchaser an assignment of all claims, guaranties, warranties, indemnifications and all other rights, if any, which Seller may have against suppliers, laborers, materialmen, contractors, subcontractors, architects and engineers arising out of or in connection with the installation, construction and maintenance of the improvements, fixtures and personal property on or about the Property, including but not limited to those arising under the Contracts.

      9.4 Seller shall deliver to Purchaser all existing plans, specifications and as-built drawings in Seller's possession relating to the Property.

      9.5 Seller shall deliver to Purchaser all licenses and certificates of occupancy or such other comparable certificates or documents issued by the appropriate governmental authority with respect to the Property or any part thereof.

      9.6 Seller shall execute and deliver a bill of sale covering all fixtures, equipment and other personal property owned by Seller and used or usable in connection with the operation of the Property; such bill of sale shall include the property identified in attached Exhibit B and shall warrant unencumbered title thereto and that such equipment is in good operating condition.

      9.7 Seller shall provide and assign to Purchaser all other agreements, if any, which Purchaser deems necessary for access and utilities to service the Property.

      9.8 Seller shall execute and deliver to Purchaser such affidavit as the Title Company may require to remove its standard printed exceptions relating, among other things, to mechanics liens and rights of parties in possession, and will deliver such receipts, waivers of liens, sworn statements, indemnifications and the like as may be necessary to evidence the lien free status of the Property.

      9.9 Seller and Purchaser shall execute and deliver to each other a closing statement showing the amounts by which the Purchase Price shall have been adjusted as of the Closing Date in the following manner to the extent that the following are not the obligations of tenant under the Lease:

             (a) Purchaser shall receive credit for the premium payable to the Title Company in the event Seller shall not have theretofore paid said premium and have furnished a paid receipt therefor to Purchaser.

             (b) All real estate taxes and assessments which are a lien against the Property as of the date of Closing shall be paid in full by Seller. Current real estate taxes shall be prorated based on the basis generally utilized in the county in which the Property is located, based on the number of days the Property is owned by Seller and Purchaser respectively. In the event the taxing authority has not issued a bill for the current taxes, the parties shall base their proration on the amount of taxes for the prior year.

             (c) Seller shall pay all real estate transfer taxes and documentary stamps.

             (d) Seller shall pay all water, sewer, utility charges, and other operating expenditures through the Closing Date. If final readings have not been taken, estimated charges shall be prorated between the parties and appropriate credits given, and post-closing adjustments shall be made when the actual billings are received or an escrow shall be established to provide for payment of utility and other maintenance payables.

             (e) Any amounts payable by or to the owner of the Property under any of the Contracts accepted by Purchaser shall be prorated between the parties and appropriate credits given.

             (f)    If Seller is a "foreign person" within the meaning of
      Section 1445(f)(3) of the Internal Revenue Code ("Code"), Purchaser shall withhold the appropriate taxes required under Section 1445 of the Code.

      9.10 Seller shall furnish Purchaser with an affidavit stating that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code or any successor provision of similar content, in which event the adjustment described in Section 9.9(f) shall not be made.

      9.11 Seller shall furnish Purchaser with a current "UCC search" of all state and local records demonstrating the absence of any security interests or liens on any portions of the improvements or personal property located on the Property, which shall reasonably satisfy the Purchaser that title to such personal property and improvements are in the condition required for performance hereunder.

      9.12 Each party shall deliver any and all other documentation reasonably required by Purchaser, Seller, their attorneys and/or the Title Company to consummate the transaction described herein and to cause the owner's title insurance policy described in Section 6.1(a) hereof to be issued and delivered to Purchaser at Closing.

      At Closing, Seller shall deliver actual and complete possession of the Property to Purchaser.


                                   ARTICLE X

                                  FIRE DAMAGE

      In the event that any improvements located upon the Property shall be damaged or destroyed by fire, storm or other casualty on or before the Closing Date and the cost to repair such casualty loss shall exceed Twenty Thousand ($20,000.00) Dollars, Purchaser shall have the right to terminate its obligations under this Agreement within fifteen (15) days after receiving notice of such casualty. In the event Purchaser shall not be entitled to, or shall not elect to terminate its obligations under this Agreement, Purchaser shall be entitled to receive an absolute assignment from Seller of any interest Seller may have otherwise had in the proceeds of any insurance on the Property (including any rent loss insurance allocable to the period from and after the Closing Date) and Seller shall pay to Purchaser at Closing the amount of any deductible.


                                   ARTICLE XI

                                  CONDEMNATION

      In the event that notice of any action, suit or proceeding shall be given prior to the Closing Date for the purpose of condemning any part of the Property, Purchaser shall have the right to terminate its obligations hereunder within fifteen (15) days after receiving notice of such condemnation proceeding, and upon such termination, the proceeds resulting from such condemnation shall be paid to Seller. In the event Purchaser shall not elect to terminate its obligations hereunder, the proceeds of such condemnation shall be assigned and belong to Purchaser.

                                  ARTICLE XII

                                     BROKER

      Each party represents and warrants to each other that it has not dealt with a real estate broker or salesperson in connection with the transaction. Each party agrees to indemnify and hold the other harmless from all loss, damage, costs and expenses (including attorneys' fees) that the other party may suffer as a result of any claim brought by any broker or finder with whom such party may have dealt in connection with this transaction.



                                 ARTICLES XIII

                                 MISCELLANEOUS

      13.1 This Agreement and the exhibits attached hereto, the Stock Purchase Agreement, the Lease and the other documents referenced therein embody the entire agreement between the parties in connection with this transaction and there are no oral or parole agreements existing between the parties relating to this transaction which are not expressly set forth herein and covered hereby. This Agreement may not be modified except in writing signed by all parties.

      13.2 Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder. No waiver by any party at any time, express or implied, of any breach of any provision of this Agreement shall be deemed a waiver or a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any action on the same or any subsequent occasion.

      13.3 The captions, section numbers and article numbers appearing in this Agreement are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of such sections or articles of this Agreement nor in any way affect this Agreement.

      13.4 No party other than Seller and Purchaser, their heirs, personal representatives, successors and assigns, shall have any rights to enforce or rely upon this Agreement, which is binding upon and made solely for the benefit of Seller and Purchaser, their heirs, personal representatives, successors and assigns, and not for the benefit of any other party.

      13.5 Notice shall be deemed as given hereunder upon personal delivery to the addresses set forth below or, if properly addressed, two days following depositing such notice, postage prepaid, in a United States mailbox or one day following depositing such notice in the custody of a nationally recognized overnight delivery service. Notice shall be deemed properly addressed if sent to the following addresses:

      If to Seller:        Louis V. Buzzitta and Catherine F. Buzzitta
                           Suite 602
                           221 Michigan N.E.
                           Grand Rapids, Michigan  49503

      With a copy to:      Richard J. Rankin, Esq.
                           Suite 602
                           221 Michigan N.E.
                           Grand Rapids, Michigan  49503

      If to Purchaser:     Larizza Industries, Inc.
                           201 W. Big Beaver
                           Suite 1040
                           Troy, Michigan  48084

      With a copy to:      Patrick T. Duerr, Esq.
                           Honigman Miller Schwartz and Cohn
                           2290 First National Building
                           Detroit, Michigan 48226

      13.6 In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all of its reasonable attorneys fees and costs, including all fees and costs incurred prior to and at all trial and appellate levels.

      13.7 Larizza Industries, Inc. has executed this Agreement as "Purchaser" subject to its right to assign all of its right, title and interest in this Agreement to an existing entity, an entity to be formed or an individual. Seller agrees to consummate this transaction with Purchaser's assignee. Seller consents to the assignment of the Purchaser's rights hereunder to any such person or entity on or prior to the Closing Date.

      13.8   TIME IS OF THE ESSENCE TO THIS AGREEMENT.

      13.9 Both parties to this Agreement have participated fully and equally in the negotiation and preparation hereof. Therefore, this Agreement shall not be more strictly construed or any ambiguities within this Agreement resolved against either party hereto.

      13.10 This Agreement shall be governed by the laws of the State of Michigan.

      13.11 The execution and delivery of this Agreement by the Purchaser shall constitute Purchaser's offer to the Seller to acquire the Property upon the terms and conditions herein set forth. Upon the Seller's execution hereof, it shall attach to each copy hereof which has been executed by the Purchaser, Exhibits A through C herein described, and shall initial each page of such Exhibits. The Exhibits shall be subject to approval by Purchaser in the exercise of its sole discretion. This Agreement shall be effective once the Purchaser and the Seller have executed the Agreement, attached the Exhibits and initialed each page of the Exhibits. The date on which the Purchaser initials the Exhibits attached hereto is referred to as the "Effective Date".

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


WITNESSES:                           "SELLER"

_____________________                ___________________________________
                                     Louis V. Buzzitta
_____________________


_____________________                ___________________________________
                                     Catherine F. Buzzitta, his wife
_____________________


                                     Date: ________________, ____



                                     "PURCHASER"

                                     LARIZZA INDUSTRIES, INC.,
                                     an Ohio corporation

_____________________                By:   _____________________________
                                           ______________________
_____________________                Its:  ______________________

                                     Date: ________________, ____

Exhibit List

    A      Legal Description
    B      Personalty List
    C      List of Contracts and Copies of Contracts